Exhibit 99.1

Multi Packaging Solutions Announces Third Quarter Results

New York, NY, May 11, 2017 – Multi Packaging Solutions International Limited (NYSE: MPSX), (“MPS” or the “Company”), a global leader in value-added print and packaging solutions for the branded consumer, healthcare, and multi-media markets, today announced results for its third quarter ended March 31, 2017.

3Q FY 2017 vs. 3Q FY 2016:

•	GAAP net sales of $382.6 million vs. $399.2 million
▪	Negative foreign exchange impact of $16.1 million
•	GAAP operating income of $19.1 million vs. $26.0 million
•	GAAP net income attributable to MPS of $10.8 million vs. $3.8 million
•	GAAP net income attributable to MPS of $0.14 per share vs. $0.05 per share
•	Non GAAP net income attributable to MPS of $9.9 million vs. $8.8 million
•	Non GAAP net income attributable to MPS of $0.13 per share vs. $0.11 per share
•	Adjusted EBITDA of $52.9 million vs. $58.4 million
▪	Negative foreign exchange impact of $1.8 million
•	Adjusted EBITDA margin of 13.8% vs. 14.6%

YTD FY 2017 vs. YTD FY 2016:

•	GAAP net sales of $1,176.6 million vs. $1,287.6 million
▪	Negative foreign exchange impact of $54.3 million
•	GAAP operating income of $71.7 million vs. $73.8 million
•	GAAP net income attributable to MPS of $22.9 million vs. $8.9 million
•	GAAP net income attributable to MPS of $0.29 per share vs. $0.12 per share
•	Non GAAP net income attributable to MPS of $34.5 million vs. $45.8 million
•	Non GAAP net income attributable to MPS of $0.45 per share vs. $0.64 per share
•	Adjusted EBITDA of $170.5 million vs. $205.0 million
▪	Negative foreign exchange impact of $6.5 million
•	Adjusted EBITDA margin of 14.5% vs. 15.9%

3Q and Recent Activity

•	Completed acquisition of Paris Art Label in April
▪	Approximate annual revenue of $26 million
•	Announced closure of Montargis, France plant
•	Received shareholder approval for the Agreement and Plan of Merger with WestRock

Marc Shore, Chief Executive Officer, commented “Although we continued to face headwinds in our fiscal 3rd quarter, we are beginning to see progress as a result of the steps we have taken to drive organic growth and operational improvements, which includes new customer contracts. We completed the acquisition of Paris Art Label which enhances our offering to our customers and part of our strategic goals. Finally, we are excited about the previously announced and currently pending merger with WestRock which is expected to take place in the fourth quarter.”

Discussion of Fiscal 2017 Third Quarter Results

GAAP net sales for 3Q FY 2017 were $382.6 million vs. net sales for 3Q FY 2016 of $399.2 million, which includes negative foreign exchange effects in 3Q FY 2017 of $16.1 million when compared to the prior year period. On a segment basis, North American sales decreased $8.4 million from the prior year principally due to the decline in the multi-media market and some weakness in the healthcare market. European sales decreased $9.4 million principally due to foreign exchange. Sales in Europe decreased by $3.7 million for tobacco customers, which was offset by stronger healthcare sales, which on a constant currency basis increased approximately $7.0 million. Asia sales increased $1.2 million principally due to increased demand from certain customers, offset partially by negative foreign exchange effects.

Gross profit percentage in 3Q FY 2017 was 20.8% compared to 21.7% in the prior year. The decline is principally due to incremental restructuring charges recorded in the current period associated with the announced closure of the Montargis facility, the mix of sales and lower sales impacting absorption in the current quarter as compared to the prior year period.

GAAP operating income for 3Q FY 2017 was $19.1 million vs. $26.0 million for 3Q FY 2016. Operating income in the current year period was most significantly impacted by incremental transaction related expenses to the planned merger with WestRock and the aforementioned charges associated with Montargis.

Cash balances as of March 31, 2017 were $63.5 million. Total debt, net of cash, was $845.2 million including deferred finance fees and debt discount of $14.7 million. At March 31, 2017, trailing twelve months acquisition adjusted pro forma EBITDA was $222.3 million, and the pro forma leverage ratio was 3.9.

Acquisition by WestRock Company

On January 24, 2017, the Company and WestRock Company announced that a definitive agreement was reached for WestRock to acquire all of the outstanding shares of MPS for $18.00 per share in cash and the assumption of the Company’s net debt, for a total enterprise value of approximately $2.3 billion. The transaction was approved by MPS’ shareholders at a special meeting on April 5, 2017 and is expected to close in the Company’s fourth fiscal quarter, subject to the receipt of applicable regulatory approvals and other customary closing conditions.

Non GAAP Financial Measures

The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted Net Income, Adjusted Operating Income, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow and proforma Adjusted EBITDA. Management uses these non GAAP financial measures in the analysis of financial and operating performance because they assist in the evaluation of underlying trends in our business.  Our use of the terms Adjusted Net Income, Adjusted Operating Income, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow and proforma Adjusted EBITDA may differ from that of others in our industry. These items should not be considered as alternatives to net income (loss), operating income (loss), or any other performance measures prepared in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Adjusted Net Income, Adjusted Operating Income, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow and proforma Adjusted EBITDA have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

About Multi Packaging Solutions

Multi Packaging Solutions is a leading global provider of value-added packaging solutions to a diverse customer base across the healthcare, consumer and multi-media markets.  MPS provides its customers with an extensive array of print-based specialty packaging solutions, including premium folding cartons, inserts, labels and rigid packaging across a variety of substrates and finishes. MPS has manufacturing locations across North America, Europe and Asia.

Cautionary Statement Concerning Forward-Looking Statements

This release contains certain forward-looking statements regarding MPS and its subsidiaries. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of MPS’ control that may cause its business, industry, strategy, financing activities or actual results to differ materially. MPS undertakes no obligation to update or revise any of the forward looking statements contained herein, whether as a result of new information, future events or otherwise.

Contact:

Multi Packaging Solutions

Richard Zubek, Investor Relations

646-885-0165

ir@multipkg.com

Source: Multi Packaging Solutions International Limited

MPSX-IR

Multi Packaging Solutions International Limited And Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	March 31,	June 30,
	2017	2016
	(unaudited)
Current assets
Cash and cash equivalents	$63,450	$44,769
Accounts receivable, net	240,475	237,179
Inventories	153,872	165,617
Prepaid expenses and other current assets	24,614	30,742
Total current assets	482,411	478,307

Property, plant and equipment
Land	48,904	52,093
Buildings and improvements	70,007	65,827
Machinery and equipment	379,016	393,206
Furniture and fixtures	16,012	15,580
Construction in progress	23,397	12,689
Total	537,336	539,395
Less: Accumulated depreciation	(167,644)	(155,700)
Total property, plant and equipment, net	369,692	383,695

Other assets
Intangible assets, net	302,379	340,858
Goodwill	475,911	464,714
Deferred income taxes	6,897	7,210
Other assets	32,428	32,806
Total assets	$1,669,718	$1,707,590

Current liabilities
Accounts payable	$147,893	$171,935
Payroll and benefits	34,313	36,977
Other current liabilities	37,483	40,892
Current portion of long-term debt	25,652	7,307
Income taxes payable	5,530	4,489
Total current liabilities	250,871	261,600

Long-term debt, less current portion	883,012	900,516
Deferred income taxes	62,736	72,625
Other long-term liabilities	30,948	29,955
Total liabilities	1,227,567	1,264,696

Shareholders’ equity
Authorized share capital – $1.00 par value, 1,000,000,000 shares authorized
Preference shares – no shares issued	—	—
Common shares – 77,697,792 and 77,452,946 issued	77,698	77,453
Additional paid-in capital	475,020	469,698
Accumulated deficit	(20,355)	(43,233)
Accumulated other comprehensive loss	(90,591)	(63,290)
Total Multi Packaging Solutions International Limited shareholders’ equity	441,772	440,628
Noncontrolling interest	379	2,266
Total shareholders’ equity	442,151	442,894
Total liabilities and shareholders’ equity	$1,669,718	$1,707,590

Multi Packaging Solutions International Limited And Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Net sales	$382,633	$399,184	$1,176,584	$1,287,592

Cost of goods sold	302,977	312,437	929,951	1,005,779
Gross profit	79,656	86,747	246,633	281,813

Selling, general and administrative expenses
Selling, general and administrative expenses	57,199	60,259	169,179	178,149
Stock based and deferred compensation expense	726	104	2,260	27,064
Transaction related expenses	2,655	371	3,477	2,785
Total selling, general and administrative expenses	60,580	60,734	174,916	207,998

Operating income	19,076	26,013	71,717	73,815

Other income (expense), net	1,898	(1,262)	7,805	(4,797)
Debt extinguishment charges	—	(64)	(16,569)	(3,931)
Interest expense	(11,927)	(14,896)	(39,472)	(49,641)
Total other expense, net	(10,029)	(16,222)	(48,236)	(58,369)

Income before income taxes	9,047	9,791	23,481	15,446

Income tax (expense) benefit	1,234	(6,178)	(1,861)	(6,753)

Consolidated net income	10,281	3,613	21,620	8,693

Net loss attributable to noncontrolling interest	473	170	1,258	180

Net income attributable to shareholders of Multi Packaging Solutions International Limited	$10,754	$3,783	$22,878	$8,873

Net income attributable to shareholders of Multi Packaging Solutions International Limited per share:
Basic	$0.14	$0.05	$0.29	$0.12
Diluted	$0.14	$0.05	$0.29	$0.12

Weighted-average number of common shares outstanding:
Basic	77,696	77,452	77,583	71,076
Diluted	77,696	77,452	77,583	71,076

Other comprehensive income (loss)
Cumulative foreign currency translation adjustment	$10,272	$(1,192)	$(26,225)	$(22,764)
Adjustment on available-for-sale securities	19	111	7	89
Pension adjustments	181	(3,541)	(1,083)	(2,087)
Total other comprehensive loss	10,472	(4,622)	(27,301)	(24,762)

Comprehensive income (loss)	20,753	(1,009)	(5,681)	(16,069)
Comprehensive loss (income) attributable to non-controlling interests	473	—	1,258	(17)
Comprehensive income (loss) attributable to shareholders of Multi Packaging Solutions International Limited	$21,226	$(1,009)	$(4,423)	$(16,086)

Multi Packaging Solutions International Limited And Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended March 31,
	2017	2016
Operating Activities
Net income	$21,620	$8,693
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation expense	48,587	55,825
Amortization expense	37,798	41,665
Amortization of deferred financing fees	3,073	3,102
Debt extinguishment non-cash charges	3,296	3,931
Deferred income taxes	(7,751)	(4,496)
Stock compensation	1,939	26,044
Unrealized foreign currency (gain) loss	(4,554)	2,818
Other	(3,991)	1,837
Change in assets and liabilities:
Accounts receivable	(6,533)	(11,887)
Inventories	7,793	5,231
Prepaid expenses and other current assets	5,529	355
Other assets	(1,604)	(7,201)
Accounts payable	(19,560)	(13,495)
Payroll and benefits	(1,908)	(13,110)
Other current liabilities	(5,339)	(10,010)
Income taxes payable	876	2,205
Other long-term liabilities	(2,007)	(2,590)
Net cash and cash equivalents provided by operating activities	77,264	88,917

Investing Activities
Additions to property, plant and equipment	(41,396)	(36,719)
Additions to intangible assets	(104)	(265)
Proceeds from sale of assets	4,298	2,616
Acquisitions of businesses, net of cash acquired	(26,765)	(10,685)
Net cash and cash equivalents used in investing activities	(63,967)	(45,053)

Financing Activities
Proceeds from initial public offering	—	186,424
Payments of offering costs	—	(7,024)
Proceeds from issuance of long-term debt	218,900	—
Proceeds from short-term borrowings	41,317	44,502
Payments on short-term borrowings	(24,317)	(43,755)
Payments on long-term debt	(224,509)	(235,627)
Debt issuance costs	(3,985)	—
Net cash and cash equivalents provided by (used in) financing activities	7,406	(55,480)

Effect of exchange rate changes on cash and cash equivalents	(2,022)	2,492
Increase (decrease) in cash and cash equivalents	18,681	(9,124)
Cash and cash equivalents—beginning	44,769	55,675
Cash and cash equivalents—ending	$63,450	$46,551

Multi Packaging Solutions International Limited And Subsidiaries

Reconciliation of Non‐GAAP Results

Adjusted EBITDA, Adjusted Operating Income and Adjusted Net Income

Non-GAAP Adjusted EBITDA	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(amounts in thousands)	2017	2016	2017	2016
Consolidated net income	$10,281	$3,613	$21,620	$8,693
Depreciation and amortization	28,242	31,452	86,385	97,490
Interest expense	11,927	14,896	39,472	49,641
Income tax expense	(1,234)	6,178	1,861	6,753
EBITDA	49,216	56,139	149,338	162,577

Adjustments related to operating income
Transaction related expenses	2,655	371	3,477	2,785
Stock based and deferred compensation expenses	726	104	2,260	27,064
Purchase accounting adjustments	372	255	722	878
Restructuring related costs	4,254	693	10,907	4,269
(Gain) loss on sale of fixed assets	(1,471)	236	(2,454)	598
Other adjustments to operating income	(1,045)	(773)	(2,608)	(2,179)
Adjustments related to operating income (A)	5,491	886	12,304	33,415

Adjustments related to non-operating income
Foreign currency (gains) losses	(1,355)	510	(6,070)	3,850
Debt extinguishment charges	—	64	16,569	3,931
Other adjustments to non-operating income	(494)	752	(1,686)	1,180
Adjustments related to non-operating income	(1,849)	1,326	8,813	8,961

Total adjustments (B)	3,642	2,212	21,117	42,376

Adjusted EBITDA	$52,858	$58,351	$170,455	$204,953

Pre-acquisition Adjusted EBITDA	—	868	1,800	1,590
Proforma Adjusted EBITDA	$52,858	$59,219	$172,255	$206,543

Non-GAAP Adjusted Operating Income	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(amounts in thousands)	2017	2016	2017	2016
Operating income	$19,076	$26,013	$71,717	$73,815
Adjustments related to operating income (A)	5,491	886	12,304	33,415
Adjusted operating income	$24,567	$26,899	$84,021	$107,230

Non-GAAP Adjusted Net Income	Three Months Ended		Nine Months Ended
	March 31,		March 31,
(amounts in thousands, except per share data)	2017	2016	2017	2016
Consolidated net income	$10,281	$3,613	$21,620	$8,693
Adjustments related to net income (B)	3,642	2,212	21,117	42,376
Tax impact of adjusting entries	(4,514)	2,813	(9,467)	(5,445)
Adjusted net income	9,409	8,638	33,270	45,624

Net loss attributable to noncontrolling interest	473	170	1,258	180
Adjusted net income attributable to shareholders of Multi Packaging Solutions International Limited	$9,882	$8,808	$34,528	$45,804

Weighted average number of common shares outstanding – diluted	77,696	77,452	77,583	71,076

Adjusted net income per share	$0.13	$0.11	$0.45	$0.64

Multi Packaging Solutions International Limited And Subsidiaries

Net Sales by Segment and Market

	Three Months Ended
	March 31,
(amounts in thousands)	2017	2016
North America
Consumer	$88,339	$87,926
Healthcare	72,507	76,977
Multi-Media	24,610	28,963
	$185,456	$193,866

Europe
Consumer	$89,078	$96,691
Healthcare	83,071	83,949
Multi-Media	2,979	3,852
	$175,128	$184,492

Asia
Consumer	$16,918	$14,961
Healthcare	5,131	5,865
	$22,049	$20,826

Total	$382,633	$399,184

	Nine Months Ended
	March 31,
(amounts in thousands)	2017	2016
North America
Consumer	$249,926	$255,513
Healthcare	208,419	219,889
Multi-Media	97,820	135,441
	$556,165	$610,843

Europe
Consumer	$300,362	$350,391
Healthcare	234,099	238,602
Multi-Media	17,447	17,883
	$551,908	$606,876

Asia
Consumer	$52,009	$53,760
Healthcare	16,502	16,113
	$68,511	$69,873

Total	$1,176,584	$1,287,592

Multi Packaging Solutions International Limited And Subsidiaries

Free Cash Flow and Adjusted Free Cash Flow Reconciliation

The Company defines Free Cash Flow as cash provided by operating activities (a GAAP measure) less capital expenditures, plus proceeds from sale of assets.  The Company views Free Cash Flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments and repayment of outstanding borrowings. For the nine and trailing twelve months ended March 31, 2017 and 2016, Free Cash Flow was calculated as follows:

	Nine Months Ended March 31,		Trailing 12 Months Ended March 31,
(amounts in thousands)	2017	2016	2017	2016

Net cash and cash equivalents provided by operating activities	$77,264	$88,917	$121,019	$132,313
Additions to property, plant and equipment	(41,396)	(36,719)	(63,631)	(58,576)
Proceeds from sale of assets	4,298	2,616	5,908	3,561
Free Cash Flow	$40,166	$54,814	$63,296	$77,298

As supplemental information, the Company also provides Adjusted Free Cash Flow, which is defined as Adjusted EBITDA less capital expenditures, plus proceeds from sale of  assets, less cash interest paid, cash tax paid, core working capital changes (accounts receivable, accounts payable, inventory) and payments made related to the funding of the UK Field pension plan. The Company views Adjusted Free Cash Flow as an important measure because it is one factor in evaluating the amount of cash generated by the core business operations.

	Nine Months Ended March 31,		Trailing 12 Months Ended March 31,
(amounts in thousands)	2017	2016	2017	2016

Adjusted EBITDA	$170,455	$204,953	$219,805	$258,967
Less: Capital Expenditures	(41,396)	(36,719)	(63,631)	(58,576)
Plus: Proceeds from sale of assets	4,298	2,616	5,908	3,561
Less: Cash Interest	(36,398)	(46,547)	(50,333)	(64,555)
Less: Cash Taxes	(10,651)	(10,035)	(13,184)	(12,087)
Less: Change in Core Working Capital (1)	(18,300)	(20,151)	(2,432)	17,831
Less: Pension Payments (2)	(1,312)	(6,732)	(3,460)	(8,977)
Adjusted Free Cash Flow	$66,696	$87,385	$92,673	$136,164

(1)	Represents the impact of total cash flows associated with the change in accounts receivable, inventory and accounts payable, as per the Consolidated Statements of Cash Flows
(2)	Represents cash payments made for the Field Group Pension Plan in the United Kingdom